Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF

SILGAN HOLDINGS INC.

Offer to Exchange

$300,000,000 Aggregate Principal Amount of

5 1⁄2% Senior Notes due 2022

Which Have Been Registered Under the Securities Act of 1933

for All Outstanding

$300,000,000 Aggregate Principal Amount of

5 1⁄2% Senior Notes due 2022

Which Have Not Been Registered Under the Securities Act of 1933

Pursuant to the Prospectus, dated                     , 2014

This form or one substantially equivalent hereto must be used by a holder of unregistered 5 1⁄2% Senior Notes due 2022 (the “Outstanding Notes”) of Silgan Holdings Inc. (the “Company”), who wishes to tender Outstanding Notes to the Exchange Agent in exchange for the Company’s 5 1⁄2% Senior Notes due 2022, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), pursuant to the guaranteed delivery procedures described in the section “The Exchange Offer—Guaranteed Delivery Procedures” of the Prospectus, dated                     , 2014 (the “Prospectus”), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                     , 2014, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Mail, Hand Delivery or Overnight Courier: U.S. Bank National Association Attention: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402 Reference: Silgan Holdings Inc.	By Facsimile Transmission: (651) 466-7372 Attention: Specialized Finance Reference: Silgan Holdings Inc. Confirm by Telephone: (800) 934-6802

For Information Call: (800) 934-6802

For Information Email: cts.specfinance@usbank.com

Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and Letter of Transmittal are completed.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THIS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned understands that tenders of Outstanding Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Outstanding Notes listed below:

Depository Trust Company Account No.	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered	Certificate No. (if applicable)

PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:
Address:

Area Code and Telephone Number:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) appear(s) on a security position listing as the owner of the Outstanding Notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity (Full title):
Address(es):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a recognized signature guarantee medallion program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with a confirmation of the book-entry transfer of the Outstanding Notes tendered hereby into the Exchange Agent’s account at the Depository Trust Company pursuant to the procedures described in the section “The Exchange Offer—Guaranteed Delivery Procedures” of the Prospectus and in the Letter of Transmittal, within three New York Stock Exchange trading days following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

Area Code and Telephone No.:
Authorized Signature:
Name:
Title:
Date:	, 2014

Note: Do not send the Outstanding Notes with this Notice of Guaranteed Delivery. Actual surrender of certificates for Outstanding Notes should be sent only with a copy of your previously executed Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. The signature on this Notice of Guaranteed Delivery must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus or Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.